Exhibit 10.4

Placement Agency Agreement

October 31, 2024

Palladyne AI Corp.

650 South 500 West, Suite 150

Salt Lake City, UT 84101
Attn: Chief Executive Officer

Dear Mr. Wolff:

This letter (the “Agreement”) constitutes the agreement between A.G.P./Alliance Global Partners (the “Placement Agent”) and Palladyne AI Corp., a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a reasonable “best efforts” basis, in connection with the proposed offering (the “Placement”) of (i) shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Common Warrants”) and (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and together with the Shares and Common Warrants, the “Securities”). The Securities actually placed by the Placement Agent are referred to herein as the “Placement Securities.” The Shares, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants will be offered and sold under the Company’s registration statement on Form S-3 (File No. 333-268399) and the Common Warrants and shares of Common Stock underlying the Common Warrants will be offered and sold in a concurrent, private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The documents executed and delivered by the Company and the Purchasers (as defined below) in connection with the Placement, including, without limitation, one or more securities purchase agreements (each, a “Purchase Agreement,” and together, the “Purchase Agreements”), are collectively referred to herein as the “Transaction Documents.”

The terms of the Placement are to be mutually agreed upon by the Company and purchasers signatories to the Purchase Agreements (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein confers upon the Placement Agent the power or authority to bind the Company or any Purchaser, or constitutes an obligation for the Company to issue any Placement Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities, or any portion thereof, or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Securities. The sale of Securities to any Purchaser will be evidenced by a Purchase Agreement between the Company and such Purchaser in a form reasonably acceptable to the Company and the Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreements. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

Section 1. Representations and Warranties of the Company; Covenants of the Company.

(a)
Representations of the Company. With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreements in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater securityholder of the Company.
(b)
Covenants of the Company. The Company covenants and agrees to continue to retain (i) an independent public accounting firm registered with the Public Company Accounting Oversight Board (“PCAOB”) for a period of at least three (3) years after the Closing Date and (ii) a competent transfer agent with respect to the Placement Securities for a period of three (3) years after the Closing Date. In addition, from the date hereof until sixty (60) days after the Closing Date, subject to certain exceptions provided for in the Purchase Agreement, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except that such restriction shall not apply with respect to an Exempt Issuance (as defined in the Purchase Agreement). In addition, from the date hereof until six (6) months after the Closing Date, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement). For the avoidance of doubt, notwithstanding the foregoing and the limitation set forth in Section 4.11(a) of the Purchase Agreement, (x) the Company will be permitted to enter into a sales agreement, at-the-market sales agreement or similar agreement (an “ATM”) (and file any prospectus supplement with the Securities and Exchange Commission (the “Commission”) in connection with such ATM), (y) commencing after thirty (30) days from the Closing Date, the Company may make sales of Common Stock under the ATM provided that the sale price of Common Stock is equal to or greater than $2.40 per share, and (z) commencing after sixty (60) days from the Closing Date this Section 1(b) shall not restrict the price per share at which the Company may sell Common Stock under the ATM. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any issuance not in accordance with this Section 1(b), which remedy shall be in addition to any right to collect damages.

Section 2. Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the securities laws of each state in which an offer or sale of Placement Securities is made (unless exempt from the respective state’s broker-dealer registration requirements), (iii) is licensed as a broker/dealer under the laws of the United States of America applicable to the offers and sales of the Placement Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

Section 3. Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or its respective designees a cash fee of 7.0% of the aggregate gross proceeds raised from the sale of the Placement Securities to the Purchaser listed in Exhibit A hereto. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination is made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of that permitted by FINRA Rules or that the terms thereof require adjustment.

Section 4. Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including the Placement Securities on the Trading Market; (viii) up to $50,000 for accountable expenses related to legal fees of counsel to the Placement Agent only upon consummation of the Placement; and (ix) a non-accountable expense allowance equal to $10,000.

Section 5. Tail Fee. The Placement Agent shall be entitled to compensation under Section 3 of this Agreement, calculated in the manner set forth herein with respect to any public or private offering or other financing or capital raising-transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is both (i) provided to the Company by the Purchaser listed in Exhibit B hereto and (ii) consummated at any time prior to October 22, 2025; provided, however, that no compensation shall be payable under this Section 5 with respect to any subsequent purchases of Company securities made by officers, directors or employees of the Company. The issuance of any stock or equity of the Company to its officers, directors, employees, potential employees or consultants shall not be deemed a Tail Financing.

Section 6. Indemnification.

(a)
To the extent permitted by law, with respect to the Placement Securities, the Company shall indemnify the Placement Agent and its affiliates, and the respective directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) of any of the foregoing, from and against any and all claims, actions, suits, proceedings (including those of shareholders) damages, expenses and liabilities, as the same are incurred (including reasonable actual and documented fees and expenses of counsel) as incurred, that are relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein or violation of law.
(b)
 Promptly after receipt by the Placement Agent of notice of any complaint or the assertion or institution of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will immediately notify the Company in writing of such complaint, claim or of the commencement of such action or proceeding, but failure or delay of notification to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses or materially adversely impacts the Company. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle, compromise, or consent to the entry of judgment in any pending or threatened claim, action or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, conditioned, or delayed, unless such settlement includes an unconditional release of the Placement Agent and each other indemnitee named in such proceeding from all liabilities arising out of the action for such claim, action or proceeding. The Company will not be liable for settlement of any action effected without its written consent, which may not be unreasonably withheld, conditioned or delayed.
(c)
The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.
(d)
 If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).
(e)
The provisions of this Section 6 will remain in full force and effect, survive the expiration or termination of this Agreement, and be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement, whether or not the transaction contemplated by this Agreement is completed.

Section 7. Engagement Term. The Placement Agent’s engagement hereunder will be until the earlier of (i) November 6, 2024, or November 21, 2024 if extended by the Company by written notice to the Placement Agent, and (ii) the Closing Date (such earlier date, the “Termination Date”); provided, however, the Placement Agent may terminate this Agreement prior to the Termination Date if it reasonably determines that it is unsatisfied with the results of its due diligence investigation, notwithstanding its best efforts to complete the Placement. The Company may terminate the engagement hereunder for any reason prior to the Termination Date. If this Agreement expires or terminates prior to the completion of the Placement, the Company shall reimburse expenses incurred by the Placement Agent, pursuant to Section 4 hereof but in no event greater than the amounts set forth in Section 4, up to and including the Termination Date. The Placement Agent may not use any confidential information concerning the Company provided by the Company for any purposes other than those contemplated under this Agreement.

Section 8. Placement Agent Information. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

Section 9. No Fiduciary Relationship. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

Section 10. Closing. The obligations of the Placement Agent, and the closing of the sale of the Placement Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreements, to the performance by the Company of its obligations hereunder and in the Purchase Agreements, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

(a)
All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities have been completed or resolved in a manner reasonably satisfactory in all material respects to the Placement Agent.
(b)
The Placement Agent has received from outside legal counsel to the Company such counsel’s written opinion with respect to the Placement Securities, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.
(c)
The Placement Agent has received customary certificates of the Company’s executive officers (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate must be attached thereto.
(d)
The Common Stock has been registered under the Exchange Act and listed, admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange as of the Closing Date, and the Placement Agent has received reasonably satisfactory evidence of such actions. The Company has not taken any action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting, or suspending from trading, the Common Stock from the Trading Market or other applicable U.S. national exchange. The Company has not received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.
(e)
No action or proceeding before a court of competent jurisdiction has been taken, and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that would, as of the Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company. No injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction has been issued as of the Closing Date that would prevent the issuance or sale of the Placement Securities or materially and adversely affect the business or operations of the Company.
(f)
The Company has entered into a Purchase Agreement with each of the Purchasers of the Placement Securities, and such agreements are in full force and effect and contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.
(g)
FINRA raised no objections to the fairness and reasonableness of the terms and arrangements of this Agreement. If requested by the Placement Agent, the Company has filed, or has authorized the Placement Agent’s counsel to file on the Company’s behalf, with FINRA all necessary materials in compliance with FINRA Rule 5110 with respect to the Placement and has paid all filing fees required in connection therewith.
(h)
The Placement Agent has received an executed Lock-Up Agreement from each of the Company’s officers and directors prior to the Closing Date.
(i)
 On or before the Closing Date, the Placement Agent and counsel for the Placement Agent have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Placement Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties of the Company, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 10 have not been fulfilled when and as required by this Agreement, the Placement Agent may terminate this Agreement at any time on or prior to the Closing Date by giving oral or written notice to the Company. Any such oral notice must be promptly confirmed in writing.

Section 11. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement is binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto irrevocably waives personal service of process, consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement, and acknowledges that such service will constitute good and sufficient service of process and notice thereof. If either party commences an action or proceeding to enforce any provisions of this Agreement, then the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its attorney’s fees and other costs and expenses incurred in connection with such action or proceeding.

Section 12. Entire Agreement/Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, including that certain engagement letter, dated October 22, 2024, between the Company and the Placement Agent, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Securities. This Agreement may be executed in two or more counterparts, all of which, when taken together, will be considered one and the same agreement. This Agreement will become effective when each party hereto has received a counterpart hereof signed by the other party. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

Section 13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications are as set forth on the signature pages hereto.

Section 14. Press Announcements. The Company agrees that the Placement Agent may, on and after the Closing Date, reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

A.G.P./Alliance Global Partners

By:
Name:	Thomas Higgins
Title:	Managing Director

Address for notice:

590 Madison Avenue, 28th Floor

New York, New York 10022

Attn: Investment Banking

Email: investmentbanking@allianceg.com

Accepted and Agreed to as of
the date first written above:

Palladyne AI Corp.

By:
Name:	Benjamin B. Wolff
Title:	Chief Executive Officer

Address for notice:

650 South 500 West, Suite 150

Salt Lake City, UT 84101

Email: bw@palladyneai.com